Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

SUNSOURCE INVESTMENT COMPANY, INC.

FIRST: The name of the corporation is SunSource Investment Company, Inc.

SECOND: The registered office of the corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares which the corporation is authorized to issue is 100 shares of Common Stock, $0.01 par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Address
Rebecca L. Weaver	2000 One Logan Square Philadelphia, PA 19103

SIXTH: Elections of directors need not be by written ballot.

SEVENTH: The original bylaws of the corporation shall be adopted by the initial incorporator named herein. Thereafter the board of directors shall have the power, in addition to the stockholders, to make, alter, or repeal the bylaws of the corporation.

EIGHTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. All references in this paragraph to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to any provision of this Certificate of Incorporation in accordance with subsection (a) of Section 141 of Title 8 of the Delaware Code, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by Title 8 of the Delaware Code.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 11th day of December, 1998.

/s/ Rebecca L. Weaver
Rebecca L. Weaver
Incorporator

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

SUNSUB A INC.

WITH AND INTO

SUNSOURCE INVESTMENT COMPANY, INC.

Pursuant to Section 253 of

the Delaware General Corporation Law

SunSource Investment Company, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY:

FIRST: That the Company was incorporated on December 11, 1998, pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).

SECOND: That the Company owns all of the outstanding capital stock of SunSub A Inc., a Delaware corporation (the “Subsidiary Corporation”), incorporated on July 29, 1997 pursuant to the DGCL.

THIRD: That the Company, by resolutions of its Board of Directors duly adopted on May 31, 2001, as set forth on Exhibit A hereto, determined to merge into itself the Subsidiary Corporation (the “Merger”).

FOURTH: That this Certificate of Ownership and Merger shall become effective at 12:20 a.m. on June 1, 2001.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be duly executed in its corporate name on the 31st day of May, 2001, in accordance with Sections 103 and 253 of the DGCL.

SUNSOURCE INVESTMENT COMPANY, INC.

By:	/s/ Joseph M. Corvino
Joseph M. Corvino
Vice President

Exhibit A

RESOLUTIONS OF THE

BOARD OF DIRECTORS OF

SUNSOURCE INVESTMENT COMPANY, INC.

RESOLVED, that the Subsidiary Corporation shall be merged with and into the Company with the Company continuing as the surviving corporation (the “Merger”) pursuant to Section 253 of the DGCL; and that the Merger shall become effective and the corporate existence of the Subsidiary Corporation shall cease upon the time and date specified in the Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware pursuant to the applicable provisions of the DGCL with respect to the Merger; and it is further

RESOLVED, that the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), which shall continue its corporate existence under the DGCL, including the provisions of Section 259 thereof, and shall possess all rights and assets of each of the Company and the Subsidiary (the “Constituent Corporations”) in the Merger and be subject to all the liabilities and obligations of each of the Constituent Corporations in accordance with the provisions of the DGCL; and it is further

RESOLVED, that the certificate of incorporation and the bylaws of the Company shall continue in full force and effect as the certificate of incorporation of the Surviving Corporation; and it is further

RESOLVED, that the officers of the Company be, and they hereby are, authorized, empowered and directed, on behalf and in the name of the Company, to determine the date of filing of the Certificate of Ownership and Merger under the DGCL and to cause the transactions contemplated by these resolutions to be consummated and performed in the manner provided therein and from time to time to do, or cause to be done, all such other acts or things, and to execute and deliver all such agreements, instruments, certificates and other documents, and to affix and attest thereto, or cause to be affixed and attested thereto, the corporate seal of the Company as such officer acting shall deem in his or her sole discretion desirable to carry out the purposes and intents of any of the foregoing resolutions; and it is further

RESOLVED, that the signing by any of the Company’s officers of any of the documents or instruments referred to in, or contemplated by, the foregoing resolutions or the taking by them of any actions to carry out the foregoing shall conclusively establish the officer’s approval of the form of any such documents or instruments signed by him and of the actions referred to therein or contemplated thereby and also the officer’s determination that such documents, instruments and actions are desirable or appropriate; and it is further;

RESOLVED, that each officer of the Company is hereby authorized to perform such further acts and execute and deliver such further documents or instruments as such officer may deem necessary or desirable to carry out with respect to the Company the intents and purposes of the foregoing resolutions; and it is further;

RESOLVED, that any acts of any officer or officers of the Company, and any person or persons designated and authorized to act by any officer of the Company, on behalf of the Company, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Company.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

SUNSOURCE INVESTMENT COMPANY, INC.

SunSource Investment Company, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), for the purpose of amending its Certificate of Incorporation pursuant to Section 242 of the Delaware General Corporation Law does hereby certify as follows:

1. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FIRST. The name of the Corporation is Hillman Investment Company.”

2. The Corporation hereby certifies that the amendment set forth above has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law and has been consented to in writing by the stockholder of the Corporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 18th day of March, 2002.

SUNSOURCE INVESTMENT COMPANY, INC.

By:	/s/ Joseph M. Corvino
Joseph M. Corvino
Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

HILLMAN INVESTMENT COMPANY

* * * *

Adopted in accordance with the provisions of §242 of the

General Corporation Law of the State of Delaware

* * * *

Max W. Hillman, Jr., being the President of Hillman Investment Company, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Board of Directors of the Corporation has adopted an amendment to the Certificate of Incorporation of the Corporation that (1) replaces Article FOURTH of the Certificate of Incorporation of the Corporation its entirety with the attached Exhibit A and (2) adds a new Article TENTH as set forth in the attached Exhibit B (Exhibit A and Exhibit B constituting the “Amendment”), and has directed that the Amendment be submitted to the holders of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon for its consideration and approval.

SECOND: The Amendment was duly adopted in accordance with §228 and §242 of the General Corporation Law of the State of Delaware by the holders of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon. Written notice has been given to the holders of the issued and outstanding shares of the Common Stock of the Corporation who have not consented in writing to the Amendment.

******

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 30th day of March, 2004.

HILLMAN INVESTMENT COMPANY,
a Delaware corporation

By:	/s/ Max W. Hillman, Jr.
Max W. Hillman, Jr.
President

Exhibit A

ARTICLE FOURTH

Part A. Authorized Shares

The total number of shares of capital stock which the Corporation has authority to issue is 166,767 shares, consisting of:

(i) 100 shares of common stock, par value $.01 per share (“Common Stock”); and

(ii) 166,667 shares of preferred stock, par value $.01 per share (“Preferred Stock”).

The Preferred Stock shall have the rights, preferences and limitations set forth in Part B. The Common Stock shall have the rights, preferences and limitations set forth in Part C. Capitalized terms used but not otherwise defined in Part A, Part B or Part C of this Article Fourth are defined in Part D.

In accordance with the provisions of § 242(b)(2) of the General Corporation Law of the State of Delaware, the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon irrespective of the class vote requirements set forth in § 242(b)(2) of the General Corporation Law of the State of Delaware (but, in the case of any decrease, not below the number of outstanding shares of any such class or classes).

Part B. Powers, Preferences and Special Rights of the Preferred Stock

Section 1.    Dividends.

1A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Preferred Stock as provided in this Section 1. Dividends on each share (a “Share”) of the Preferred Stock shall accrue on a daily basis at the rate of 11.0% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or (ii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. In addition, the date on which the Corporation initially grants any option or any other security or right exercisable or convertible into shares of Preferred Stock shall be deemed to be the “date of issuance” of the underlying Shares regardless of when such right or security is exercised or converted and the Shares are issued.

1B. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 2004 (the “Dividend Reference Dates”), all dividends which have accrued on each Share outstanding or deemed outstanding for purposes of dividends in accordance with the last sentence of Section 1A of this Part B during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Shares, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

Section 2.    Redemption of Shares of Preferred Stock.

2A. Redemption.

(i) The Corporation shall redeem all of the Shares outstanding on March 31, 2028, at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

(ii) Subject to Section 4(b)(ii) of the Securities Purchase Agreement, the Corporation may at any time and from time to time redeem all or any portion of the Shares then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

(iii) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Shares, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Shares prompt written notice of any material change in the terms or timing of such transaction. The holders of a majority of the Shares then outstanding may require the Corporation to redeem all or any portion (on a pro rata basis) of the Shares then outstanding at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation’s notice and (b) five days prior to the consummation of the Change in Ownership (the “Expiration Date”).

The term “Change in Ownership” means (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act), other than The Hillman Companies, Inc., a Delaware corporation (“Hillman”), owning 50.01% or more of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances and (b) any sale, transfer or issuance or series of sales, transfers and/or issuances of Hillman’s common stock, par value $.01 per share (“Hillman Common Stock”), by Hillman or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act), other than Code Hennessy & Simmons IV LP or its affiliates, owning 50.01% or more of the Hillman Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

Upon receipt of such election(s), the Corporation shall be obligated to redeem such Shares on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation’s receipt of such election(s). If any proposed Change in Ownership does not occur, the request for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the holders of a majority of the Shares then outstanding may rescind the request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

(iv) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Shares not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Shares prompt written notice of any material change in the terms or timing of such transaction. The holders of a majority of the Shares then outstanding may require the Corporation to redeem all or any portion (on a pro rata basis) of the Shares at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation.

The term “Fundamental Change” means (a) any sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries or Hillman and its Subsidiaries, in either case, on a consolidated basis in any transaction or series of transactions, (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation, is the surviving entity, the terms of the Shares are not changed and the Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors and (c) any merger or consolidation to which Hillman is a party, except for a merger in which Hillman is the surviving entity and, after giving effect to such merger, the holders of Hillman’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Hillman’s Board of Directors immediately prior to the merger shall continue to own the Hillman’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Hillman’s Board of Directors.

Upon receipt of such election(s) the Corporation shall be obligated to redeem such Shares upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the holders of a majority of the Shares then outstanding may rescind the request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

2B. Provisions Relating to Redemption Generally.

(i) For each Share which is required to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Share) an amount in immediately available funds equal to the amounts required to effect such redemption as specified herein. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon). Unless otherwise elected in writing by the holders of a majority of the Shares, at any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

(ii) Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of Shares to each record holder of such class not more than 60 nor less than 15 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares, as applicable, shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

(iii) The number of Shares to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of such Shares to be redeemed times a fraction, the numerator of which shall be the total number of such Shares then held by such holder and the denominator of which shall be the total number of such Shares then outstanding.

(iv) Dividends shall no longer accrue with respect to any Share after the date on which the Liquidation Value thereof plus all of the accrued and unpaid dividends, as applicable, thereon, is paid to the holder of such Share.

(v) Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued Shares and shall not be reissued, sold or transferred.

Section 3.    Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Shares shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation’s assets to be distributed among the holders of the Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Shares held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

Section 4.    Priority of Shares on Dividends and Redemptions. So long as any Share remains outstanding, without the prior written consent of the holders of a majority of the outstanding Shares the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that, subject to section 4(b)(ii) of the Securities Purchase Agreement, the Corporation may repurchase shares of Common Stock and Preferred Stock from present or former employees of the Corporation or its Subsidiaries in accordance with the provisions of the Repurchase Agreements; provided, further, that the Corporation may declare and pay dividends on the Common Stock to Hillman: (A) for the purpose of paying (1) the then currently due fees and expenses of Hillman’s counsel, accountants and other advisors and consultants, and other operating and administrative expenses of Hillman (including employee and compensation expenditures and other similar costs and expenses) incurred in the ordinary course of business, including fees and expenses relating to financings or refinancings of Hillman or any of its Subsidiaries, (2) the then currently due fees and expenses of Hillman’s independent directors and observers and (3) the then currently due taxes (income, franchise or other taxes) payable by Hillman and the reasonable expenses of preparing returns reflecting such taxes; (B) the amount that Hillman is required to pay for federal, state, local or other taxes on income as the common parent of an affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended); (C) to permit Hillman to make payments of principal and interest on, or expenses related to, the junior subordinated debentures issued by Hillman to The Hillman Group Capital Trust pursuant to the indenture dated September 5, 1997 between Hillman and The Bank of New York as the trustee; (D) to permit Hillman to repurchase shares of capital stock from present or former officers, employees or directors of Hillman or its Subsidiaries or to make payments on notes issued in connection with the prior repurchase of such capital stock; and (E) if such dividend would otherwise be permitted to be paid to Hillman under the Credit Agreement.

Section 5.    Voting Rights. Except as otherwise provided herein and as otherwise required by applicable law, the Shares shall have no voting rights; provided that each holder of Shares shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

Section 6.    Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of the Shares. Upon the surrender of any certificate representing Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on such Shares represented by the surrendered certificate.

Section 7.    Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 8.    Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part B without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken. No amendment to any provision in Part D (Definitions) that adversely affects the Shares shall be effective without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken.

Section 9.    Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Part C. Powers, Preferences and Special Rights of the Common Stock.

Except as otherwise provided in this Part C or as otherwise required by applicable law, all shares of Common Stock, shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

Section 1.    Voting Rights. Except as otherwise provided in this Part C or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

Section 2.    Dividends. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to receive such dividends pro rata at the same rate per share. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the Shares.

Section 3.    Liquidation. Subject to the provisions of the Shares, the holders of the Common Stock shall be entitled to participate pro rata at the same rate per share in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

Section 4.    Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Common Stock represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Common Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

Section 5.    Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 6.    Notices. All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

Section 7.    Amendment and Waiver. No amendment or waiver of any provision of this Part C shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class.

Part D. Definitions.

For purposes of this Article Fourth, the following terms shall have the following meanings:

“Credit Agreement” means the Credit Agreement, dated as of March 31, 2004, among Hillman, the Corporation, The Hillman Group, Inc., a Delaware corporation, the banks and other financial institutions from time to time party thereto, Merrill Lynch Capital, as Administrative Agent, Issuing Lender and Swingline Lender, JPMorgan Chase Bank, as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities together as the Joint Lead Arrangers and Joint Bookrunners.

“Junior Securities” means any capital stock or other equity securities of the Corporation, except for the Shares.

“Liquidation Value” of any Share as of any particular date shall be equal to $1,000.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Redemption Date” as to any Share means the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

“Repurchase Agreements” mean, collectively, all agreements which provide for a repurchase of the capital stock of the Corporation upon termination of employment or similar events or circumstances as approved by the Corporation’s Board of Directors.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of March 31, 2004, among Hillman, the Corporation (pursuant to a Joinder Agreement executed by the Corporation on March 31, 2004) and the purchasers named therein, as the same may be amended from time to time in accordance with its terms.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Exhibit B

ARTICLE TENTH

TENTH. To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is The Hillman Investment Company.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 01/04/2010

/s/ James P. Waters
James P. Waters, Secretary